UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2022

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2022, Sharps Technology, Inc. (the “Company”) entered into an agreement (the “Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which the Company will provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as the Company may order or require, and collaborate with Nephron on certain related business endeavors.

The Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods.

In connection with the Agreement, the Company will enter into a manufacturing and supply agreement with InjectEZ regarding the development and manufacture of high value pre-fillable syringe systems that can be used by the healthcare industry, pharmaceutical markets and including Nephron on terms agreed upon by the parties. The Agreement will allow for the supply of the pre-fillable systems of different sizes and with specialized technology that will be compatible with industry standards and technology beginning in early 2023. The Agreement also allows for further expansion of manufacturing capabilities by the Company working with InjectEZ to support future industry and customer demand of pre-fillable systems as detailed in the Agreement.

In connection with the Agreement, the Company will enter into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by the Company and can be purchased by healthcare Industry, pharmaceutical markets and Nephron.

In connection with the Agreement, the Company will enter into a distribution program with Nephron in which the Company can utilize Nephron’s third party logistics providers in support of distributing, obtaining product qualifications including clinical trials with Nephron’s healthcare customers for all products developed by the Company.

NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms, please refer to the copy of the Agreement that is incorporated by reference and filed herewith as Exhibit 10.1.

Item 9.01	Exhibits

Exhibit No.	Description
10.1	Agreement, dated September 29, 2022, by and among Sharps Technology, Inc., InjectEZ, LLC, Nephron Pharmaceuticals Corporation, Nephron SC, Inc. and Nephron Sterile Compounding Center LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 04, 2022

SHARPS TECHNOLOGY, INC.

/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer